UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2011 (December 15, 2011)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, Tredegar Corporation (the “Company”) filed a Current Report on Form 8-K (the “February 2011 Form 8-K”) to report that, in addition to other actions, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company had approved grants of performance stock units (the “Performance Stock Units”) under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”) to each of the Company’s named executive officers.  The Compensation Committee established financial performance targets for the Performance Stock Units tied to the Company’s 2012 and 2013 consolidated economic profit added (“EPA”).  The definition of EPA for the Performance Stock Units excluded acquisitions made by the Company.  The Company is filing this Current Report on Form 8-K to report that, on December 15, 2011, as permitted by the terms of the 2004 Plan, the Compensation Committee amended the 2013 performance targets for the Performance Stock Units as a result of the acquisition of Terphane Holdings LLC (“Terphane”).

On October 24, 2011, the Company acquired all of the equity interests of Terphane.   The amendment to the performance targets for the Performance Stock Units provides that the financial results of Terphane will be included in the determination of the Company’s 2013 EPA.  Accordingly, the Compensation Committee modified the performance goals for the 2013 tranche of the Performance Stock Units, as set forth below.  The performance goals for the 2012 tranche of the Performance Stock Units were not changed.  The Compensation Committee determined that it was appropriate to amend the 2013 tranche of the Performance Stock Units in order to hold management of the Company accountable for meeting expectations associated with the Terphane acquisition.  To earn the 2011 Performance Stock Units at the threshold or target levels, the Company’s consolidated EPA must be as follows:

Performance Criteria	Percentage Earned
2012 Threshold Improvement in EPA of at least $8 million but less than $12 million for calendar year 2012 over calendar year 2011 (EPA calculation for 2011 and 2012 will exclude the financial results of Terphane)	25%
2012 Target Improvement in EPA exceeds $12 million for calendar year 2012 over calendar year 2011 (EPA calculation for 2011 and 2012 will exclude the financial results of Terphane)	50%
2013 Threshold Improvement in EPA of at least $0 million (zero) but less than $9 million for calendar year 2013 over calendar year 2011 (EPA calculation for 2013 will include the financial results of Terphane; however, any impact from the difference in the calculation of Terphane’s estimated net assets acquired and the actual net assets acquired will not be included in the calculation of EPA for the periods being compared)	25%
2013 Target Improvement in EPA exceeds $9 million for calendar year 2013 over calendar year 2011 (EPA calculation for 2013 will include the financial results of Terphane; however, any impact from the difference in the calculation of Terphane’s estimated net assets acquired and the actual net assets acquired will not be included in the calculation of EPA for the periods being compared)	50%

The Compensation Committee did not make any other changes to the compensation arrangements disclosed in the February 2011 Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: December 21, 2011	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel
and Secretary